THE ADVISORS' INNER CIRCLE FUND II
                           (FORMERLY, THE ARBOR FUND)
                      THE HANCOCK HORIZON FAMILY OF FUNDS

                               AMENDED SCHEDULE A
                               ------------------
                             DATED JUNE 26, 2012 TO
                  SHAREHOLDER SERVICES PLAN DATED MAY 31, 2000

        PORTFOLIO                           CLASS OF SHARES            FEES
        ---------                           ---------------            ----

Government Money Market Fund                       A                   0.25%
                                           Institutional Sweep         0.25%

Core Bond Fund                                     A                   0.25%
                                                   C                   0.25%

Value Fund                                         A                   0.25%
                                                   C                   0.25%

Growth Fund                                        A                   0.25%
                                                   C                   0.25%

Burkenroad Small Cap Fund                          A                   0.25%
                                                   D                   0.25%

Diversified International Fund                     A                   0.25%
                                                   C                   0.25%

Quantitative Long/Short Fund                       A                   0.25%
                                                   C                   0.25%

Louisiana Tax-Free Income Fund                     A                   0.25%

Mississippi Tax-Free Income Fund                   A                   0.25%

Diversified Income Fund                            A                   0.25%
                                                   C                   0.25%